Speakers: McKeel Hagerty | Chief Executive Officer Frederick J. Turcotte | SVP & Chief Financial Officer Q2

HAGERTY Q2 2022 | 2 FORWARD-LOOKING STATEMENTS / NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward- looking statements reflect our current expectations and projections with respect to our expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in earned premium; (ii) changes in the market for our products and services; (iii) our plans to expand market share, including planned investments and partnerships; (iv) anticipated business objectives; and (v) the strength of our business model. These statements may be preceded by, followed by, or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “seek,” “target,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward- looking statements. These factors include, but are not limited to: (i) our ability to compete effectively within our industry and attract and retain members; (ii) our dependence on a limited number of insurance distribution and underwriting carrier partners; (iii) our ability to prevent, monitor and detect fraudulent activity, including our reliance on a limited number of payment processing services; (iv) disruptions, interruptions, outages with our technology platforms or third-party services; (v) the limited operating history of some or our membership products and the success of any new insurance programs and products; (vi) adverse impacts from the COVID-19 pandemic and current and future variants of the virus; (vii) manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; (viii) unexpected increases in the frequency or severity of claims; (ix) compliance with the numerous laws and regulations applicable to our business, including state, federal, and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (x) whether investors or securities analysts view our stock structure unfavorably, particularly our dual-class structure; (xi) the fact that we are a controlled company; and (xii) other risks and uncertainties indicated from time to time in documents we file or will file with the Securities and Exchange Commission (the “SEC”). The forward-looking statements herein represent our judgment as of the date of this release and we disclaim any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This presentation should be read in conjunction with the information included in our filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial terms”. The non-GAAP measures are presented for supplemental informational purposes only. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation.

HAGERTY Q2 2022 | 3 Total Revenue growth of 26% Written Premium growth of 15% Entered into a definitive agreement to acquire the remaining 60% of Broad Arrow Group (Marketplace for buying, selling and financing collector cars) for $64.8 million in stock State Farm partnership has moved into the testing phase and regulatory approval process; expect to begin activating 19,200 State Farm agents in the first half of 2023 Y TD 2022 KEY HIGHLIGHTS

HAGERTY Q2 2022 | 4 PROVEN TRACK RECORD OF PROFITABLE LONG-TERM GROWTH Source: Hagerty Internal Data, S&P Global Market Intelligence (2022) Hagerty U.S. Auto Premium Growth vs. Industry Top 100 Hagerty U.S. Auto - CAGR 13.1% Industry Top 100 - CAGR 4.3% Sustained Growth 5X the Industry Hagerty U.S. Auto Loss Performance vs. Industry Top 100 20 30 40 50 60 70 80 Industry Loss Ratio Hagerty Loss Ratio 202120202019201820172016201520142013201220112010 To ta l L o s s P e rf o rm a n c e Hagerty Loss Ratio - average = 38% Industry Loss Ratio - average = 66% Stable and Predictable Loss Performance well below Industry Average 0 50 100 150 200 250 300 202120202019201820172016201520142013201220112010 To ta l P e rc e n ta g e G ro w th Hagerty US Auto Industry Top 100 59% 288%

HAGERTY Q2 2022 | 5 » Marketplace represents a significant new growth opportunity for Hagerty » Significant market opportunity demonstrated by ~300,000 cars transacting for ~$12 billion through Hagerty’s insurance book over the last twelve months ended June 30, 2022 » Broad Arrow Group’s business ramping up faster than anticipated due to strong execution and synergies from the strength of the Hagerty brand and platform » Insurance sales, insurance recapture/retention, HDC memberships, HG+S storage fees, media sales and owner/operator event revenue » Proven leadership team with a strong cultural fit » Expected to be immediately accretive in 2022 » The deal structure incentivizes, and aligns, the team over a five-year period through an all-stock transaction for the remaining 60% valued at $64.8 million BROAD ARROW GROUP ACQUISITION

HAGERTY Q2 2022 | 6 HAGERT Y + STATE FARM PARTNERSHIP » Digital and technology teams in testing phase » Expect to begin activating State Farm’s 19,200 agents to sell classic car policies in the first half of 2023 » 460,000+ existing collector car policies » Up to 75% Hagerty Driver’s Club adoption possible on new insurance policies » Anticipated average annual revenue per customer: $85-$110 » State Farm aligned in the success of the strategic partnership with $500 million invested » 10-year initial contract

MILESTONES & HIGHLIGHTS

	On Mission 2022 + Beyond	On Track YTD 2022 Progress
Insurance	» Grow omni-channel distribution (onboard new partners and deepen existing) » Expand share of insurance underwriting profit » Deliver frictionless member experience (sales, service, claims)	» State Farm partnership completing regulatory approvals and systems testing » Delivering key broker results and encouraging success with private client efforts » Rate approvals when fully realized should result in 5.5% impact on the entire book
Reinsurance	» Increase contractual quota share » Grow international footprint	» U.S. and UK Reinsurance Quota Share up to 70%, further increasing our share of profit
Membership	» Drive increase in paid membership » Enhance value proposition » Develop partnership model » Expand to international markets	» Paid HDC membership grew 8% to ~743,000 members » Launched HDC roadside servicing capability via the Hagerty mobile app and new HDC digital onboarding journey » Established plan for launching HDC in the UK in 2023
Marketplace	» Leverage Broad Arrow Group investment » Launch live and time-based auctions » Grow asset-based lending	» Entered into a definitive agreement for the remaining ~60% of Broad Arrow Group to accelerate Hagerty's Marketplace growth strategy, expected to be immediately accretive » Large and growing market opportunity demonstrated by ~300,000 cars transacting for ~$12 billion through Hagerty's insurance book for the twelve months ended June 30, 2022 » Acquired Speed Digital, a software-as-a-service (Saas) solution for classic/collector car dealers and auction houses in Q2 » Launched Hagerty Classifieds, a platform for car enthusiasts to buy and sell, while enhancing HDC membership engagement
Media + Entertainment	» Develop owned and operated events » Expand digital audience » Leverage Sony partnership with Gran Turismo gaming platform » Expand video distribution » Increase advertising and sponsorship revenue	» 9.3 million YouTube monthly video views with 2 million subscribers » Announced Motorlux, a rebranding of the Monterey Car Week's kick-off party which builds on the foundation of McCall's Motorworks Revival » Held four RADwood events (Austin, Cleveland, Philly, and NorCal) during Q2 serving more than 12,000 attendees and averaging 500+ cars per event. RADwood events are devoted to celebrating the '80s and '90s automotive lifestyle » Held The Amelia and Greenwich Concours utilizing newly developed vehicle submission and events ticketing platform
Digital Labs	» Develop proprietary membership/insurance platform » Launch mileage-based insurance platform	» Launched the insurance-cost-saving Mileage Verification App » Reimagined Hagerty Valuation Tools®
Impact	» Create carbon neutrality plan » Establish government affairs program	» Environmental, social, and governance program assessment completed and prioritized impact initiatives » Rolled out carbon neutral driving event strategy at the California Mille

HAGERTY Q2 2022 | 7

HAGERTY Q2 2022 | 8 All financial comparisons are on a year-over-year basis unless otherwise noted. *See Appendix for additional information regarding these non-GAAP financial measures. Contribution margin represents contribution profit. $392M Written Premium 15% ↑ 41% Loss Ratio 0% $374M Total Revenue 26% ↑ 743k HDC Paid Member Count 8% ↑ $292 Revenue per Paid Member 18% ↑ 88% Retention 1% ↓ $98M Contribution Margin* 16% ↑ $.03 Adjusted Earnings per Share* $10M Adjusted EBITDA* 50% ↓ ($11M) Operating Income (Loss) 216% ↓ $.27 Basic Earnings (Loss) per Share $10M Net Income (Loss) 83% ↑ GROWTH PERSISTENCE PROFITABILIT Y Y TD Q2 2022 CONSOLIDATED FINANCIAL HIGHLIGHTS

HAGERTY Q2 2022 | 9 REVENUE COMPONENTS (1) Includes base commissions, payment plan fees and contingent underwriting commissions. (2) Currently applies to U.S. and U.K. programs. Generally described as an arrangement where underwriting risk and profit is shared. Commission + fee revenue (+15%) » New business written premium growth 11% » New business average written premium growth 17% » Policies in Force retention at 88% Membership + other revenue (+30%) » Membership revenue growth of 9% » Acceptance on new insurance increased to 76% Earned premium in Hagerty Reinsurance (+37%) » Contractual quota share(2) increased to 70% in 2022 Earned premium in Hagerty Reinsurance Membership + other revenue Commission + fee revenue YTD Q2 2022 YTD Q2 2021 Q2 2022Q2 2021 M ill io ns Total Revenue YTD 2022 Highlights Commission + fee revenue (1) Membership + other revenue Earned premium in Hagerty Reinsurance 14% 21% 34% Growth $70 $14 $83 $167 $206 $94 $16 $96 Earned premium in Hagerty Reinsurance Memb rship + other revenue Commission + fee revenue YTD Q2 2022 YTD Q2 2021 Q2 2022Q2 2021 15% 30% 37% Growth $297 $134 $25 $138 $374 $183 $33 $158GROWTH 23% GROWTH 26% Q2 YTD

HAGERTY Q2 2022 | 10 EARNINGS ANALYSIS *See Appendix for additional information regarding these non-GAAP financial measures. YTD Q2 2022YTD Q2 2021Q2 2022Q2 2021 Adjusted EBITDA Net Income $12 $19 $16 $6 $20 $10 $10 $6 Adjusted EBITDA Net IncomeM ill io ns GAAP Net Income (Loss) includes substantial pre-revenue costs related to scaling infrastructure, newly–developed digital platforms and legacy systems, human resources and occupancy to accommodate our alliance with State Farm and potentially other distribution partnerships as well as to further develop our Marketplace transactional platform. Q2 YTD 2021 $15.7M | Q2 YTD 2022 $18.1M (not included in Adjusted EBITDA) ADDITIONAL NON-RECURRING INVESTMENTS FOR GROWTH EBITDA Adjustments IN THOUSANDS Q2 2021 Q2 2022 YTD 2021 YTD 2022 Net Income (Loss) $12,503 ($5,543) $5,652 $10,323 Interest and Other (Income) Expense 187 353 624 1,037 Income Tax Expense 1,584 2,138 2,902 4,168 Depreciation and Amortization 5,025 8,300 9,396 15,447 Changes in Fair Value of Warrant Liabilities - 5,400 - (26,286) Stock-Based Compensation Expense - 4,307 - 4,307 Net (Gain) Loss From Asset Disposals - - 1,764 - Other Non-Recurring (Gains) Losses - 1,110 - 1,110 Adjusted EBITDA $19,299 $16,065 $20,338 $10,106 Q2 YTD

HAGERTY Q2 2022 | 11 IN THOUSANDS Q2 2021 % of Total Revenue Q2 2022 % of Total Revenue YTD 2021 % of Total Revenue YTD 2022 % of Total Revenue Total Revenue $167,409 100% $206,017 100% $296,609 100% $373,828 100% Less: Total Operating Expense 153,135 91% 203,630 99% 287,431 97% 384,445 103% Operating Income (Loss) 14,274 9% 2,387 1% 9,178 3% (10,617) -3% Add: Fixed Operating Expenses 39,192 23% 58,645 28% 75,368 25% 108,795 29% Contribution Margin(1) $53,466 32% $61,032 30% $84,546 29% $98,178 26% CONTRIBUTION MARGIN AND CONTRIBUTION MARGIN RATIO *See Appendix for additional information regarding these non-GAAP financial measures. We use Contribution Margin: » to analyze the relationship between cost, volume and profit as revenue grows » to measure how much profit is earned for every product or service sold » to measure how different management actions could affect the Company’s Total Revenue and related cost levels (1) Decrease in contribution margin percentage primarily driven by increase in Hagerty Re quota share. Q2 Y TD YTD Contribution Margin $84,546 $98,178 2021 (29%) 2022 (26%) M ill io ns GROWTH 16%

2022 OUTLOOK

Reaffirming top-line growth

	2022 Outlook Numeric Ranges	2022 Outlook Percentage Growth	YTD Q2 2022 Results
Total Revenue	$767m - $792m	↑ 24% - 28%	26%
Total Written Premium	$769m - $796m	↑ 14% - 18%	15%
Policies in Force Retention	89% - 90%		88%
Total Members	2.65m - 2.72m	↑ 9% - 12%	9%
Revenue per Paid Member	$534 - $549	↑ 7% - 10%	18%
HDC Paid Member Count	769k - 790k	↑ 7% - 10%	8%
Net Income (Loss)	($3m) - ($28m)	↑ 54% - 94%(1)	83%(2)
Adjusted EBITDA*	$15m - $20m	↓ (21%) - (41%)(1)	(50%) (2)
Basic Earnings (Loss) per Share	$0.02 - ($0.20)	↑ 64% - 104%	$0.27(3)
Adjusted Earnings per Share*	($0.01) - ($0.08)	↑ 54% - 94%	$0.03(3)

» YTD Written Premium and Total Revenue growth tracking towards the full year top-line outlook

» Adjusted EBITDA range reduced by ~$10 million to $15-20 million

*See Appendix for additional information regarding these non-GAAP financial measures.

(1) Projected 2022 Net Income (Loss) outlook of ($3) million to ($28) million includes valuation gain on purchase of Broad Arrow Group totaling approximately $28 million to be recognized in the third quarter of 2022. This gain will be excluded from Adjusted EBITDA and is not reflected in Projected 2022 Adjusted EBITDA Outlook of $15 million to $20 million.
(2) Difference between Net Income (Loss) and Adjusted EBITDA due primarily to a $26 million gain for the six months ended June 30, 2022 resulting from a decrease in the fair value of warrant liabilities. This gain was recognized as non-operating income and is included in Net Income (Loss) but excluded when calculating Adjusted EBITDA.
(3) Growth based metric not comparable due to lack of Q2 2021 metric.

HAGERTY Q2 2022 | 12

APPENDIX

HAGERTY Q2 2022 | 14 KEY PERFORMANCE INDICATORS + SUPPLEMENTAL FINANCIAL INFORMATION Q2 2021 Q2 2022 YTD 2021 YTD 2022 HDC Paid Member Count 690,407 742,825 690,407 742,825 Total Written Premium $208,091,061 $237,696,701 $341,798,066 $392,486,946 New Business Count (Insurance) 77,013 74,922 128,812 122,436 Policies in Force Retention 89.3% 88.2% 89.3% 88.2% Loss Ratio 41.4% 41.0% 41.4% 41.2% Revenue per Paid Member $136 $158 $247 $292 Total Revenue $167,409,450 $206,016,551 $296,609,214 $373,828,194 Net Promoter Score 81 82 81 82 Operating Income (Loss) $14,273,580 $2,386,943 $9,177,879 ($10,616,987) Contribution Margin* $53,465,895 $61,031,421 $84,545,931 $98,177,853 Net Income (Loss) $12,503,147 ($5,543,893) $5,652,714 $10,322,871 Basic Earnings (Loss) per Share N/A ($.07) N/A $.27 Adjusted EBITDA* $19,299,452 $16,064,725 $20,338,974 $10,105,614 Adjusted EPS* N/A ($.02) N/A $.03 *See Appendix for additional information regarding these non-GAAP financial measures.

HAGERTY Q2 2022 | 15 QUARTERLY KEY PERFORMANCE INDICATORS Q1 2021 Q2 2021 Q3 2021 Q4 2021 TOTAL 2021 Q1 2022 Q2 2022 YTD 2022 HDC Paid Member Count (2) 666,609 690,407 711,749 718,583 718,583 727,010 742,825 742,825 Total Written Premium (1) $133,707,005 $208,091,061 $192,090,463 $140,416,912 $674,305,441 $154,790,245 $237,696,701 $392,486,946 New Business Count (Insurance) (1) 51,799 77,013 68,077 47,589 244,478 47,514 74,922 122,436 Policies in Force Retention (2) 90.0% 89.3% 89.0% 89.1% 89.1% 88.9% 88.2% 88.2% Loss Ratio (1) 41.4% 41.4% 41.0% 41.3% 41.3% 41.4% 41.0% 41.2% Revenue per Paid Member (1) $111 $136 $131 $121 $499 $134 $158 $292 Total Revenue (1) $129,199,764 $167,409,450 $168,085,669 $154,383,626 $619,078,509 $167,811,643 $206,016,551 $373,828,194 Net Promoter Score (2) 82 81 81 82 82 82 82 82 Operating Income (Loss) (1) ($5,095,701) $14,273,580 $1,758,560 ($21,006,361) ($10,069,922) ($13,003,930) $2,386,943 ($10,616,987) Net Income (Loss) (1) ($6,850,433) $12,503,147 ($547,269) ($66,459,731) ($61,354,286) $15,866,764 ($5,543,893) $10,322,871 Basic Earnings (Loss) per Share (1) N/A N/A N/A ($0.56) ($0.56) $0.33 ($0.07) $0.27 (1) Metrics represent discrete periods and may not add due to rounding. (2) Metrics measured as of the end of the period.

HAGERTY Q2 2022 | 16 HISTORICAL SEASONALIT Y TRENDS | SUPPLEMENTAL DETAIL 90 80 70 60 50 40 30 20 10 THOUSANDS Q1 Q1Q2 Q2 Q2 Q2Q3 Q3 Q3 Q3Q4 Q4 Q4 Q4Q1Q1 2018 2019 2020 2021 Q1 Q2 2022 New Business Count (Insurance) Q1 Q2 Q3 Q4 Total 2018 32,610 56,729 51,795 35,356 176,490 2019 36,848 62,842 57,426 37,585 194,701 2020 41,510 70,622 73,619 50,914 236,665 2021 51,799 77,013 68,077 47,589 244,478 4 Year Average New Business Count % 19% 32% 29% 20% 100% 2022 47,514 74,922 - - - 250 200 150 100 50 MILLIONS Q1 Q1Q2 Q2 Q2 Q2Q3 Q3 Q3 Q3Q4 Q4 Q4 Q4Q1Q1 2018 2019 2020 2021 Q1 Q2 2022 Total Written Premium IN THOUSANDS Q1 Q2 Q3 Q4 Total 2018 82,514 137,943 123,385 86,621 $430,463 2019 96,732 158,501 142,030 99,747 $497,010 2020 112,421 184,423 163,520 117,870 $578,234 2021 133,707 208,091 192,090 140,417 $674,305 4 Year Average Total Written Premium % 19% 32% 29% 20% 100% 2022 154,790 237,697 - - -

HAGERTY Q2 2022 | 17 HISTORICAL SEASONALIT Y TRENDS 40 30 20 10 % Q1 Q2 Q3 Q4 Total Revenue 4 YEAR AVERAGE 20% 24% 28% 28% 70 60 50 40 30 10 -10 -20 -30 % Q1 Q2 Q3 Q4 -15% -2% 60% 57% Total Operating Income 4 YEAR AVERAGE Geographic footprint of our North American book creates seasonal differences by quarter for revenue and total operating income. IN THOUSANDS Q1 Q2 Q3 Q4 Total 2018 60,489 85,799 83,864 71,547 $301,699 2019 78,479 109,722 111,472 97,601 $397,274 2020 106,859 135,462 135,781 121,446 $499,548 2021 129,200 167,409 168,086 154,384 $619,079 4 Year Average Total Revenue % 20% 28% 28% 24% 100% 2022 167,812 206,017 - - - IN THOUSANDS Q1 Q2 Q3 Q4 Total 2018 (2,880) 12,968 6,861 (8,337) $8,612 2019 (5,508) 13,247 9,258 (6,149) $10,848 2020 (4,171) 17,441 12,650 (10,074) $15,846 2021 (5,096) 14,274 1,758 (21,006) ($10,070) 4 Year Average Total Operating Income % -15% 60% 57% -2% 100% 2022 (13,004) 2,387 - - -

# REVENUE COMPONENTS BY QUARTER

**Earned premium in Hagerty Reinsurance**


$50
$53
$57
$60
$63
$70
$79
$84
$89
$94
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

**Commission + fee revenue [(1)]**


$46
$72
$68
$50
$54
$83
$76
$58
$62
$96
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

**Membership + other revenue**


$10
$11
$11
$11
$12
$14
$13
$13
$16
$16
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

(1) Includes base commissions, payment plan fees and contingent underwriting commissions.

HAGERTY Q2 2022 | 18

HAGERTY Q2 2022 | 19 SUPPLEMENTAL FINANCIAL INFORMATION Policies and Vehicles in Force Policies in Force(1) Q1 2021 Q1 2022 Q2 2021 Q2 2022 U.S. 1,020,638 1,101,557 1,051,423 1,124,545 CAN 126,039 136,136 131,494 140,820 UK 24,517 26,224 25,091 26,773 Total 1,171,194 1,263,917 1,208,008 1,292,138 Vehicles Covered (1) Q1 2021 Q1 2022 Q2 2021 Q2 2022 U.S. 1,724,680 1,874,514 1,776,202 1,919,325 CAN 175,331 190,224 182,767 196,802 UK 53,367 57,044 49,205 58,636 Total 1,953,378 2,121,782 2,008,174 2,174,763 (1) Metrics measured as of the end of the period

SUPPLEMENTAL FINANCIAL INFORMATION

Total Member Count

2.5m Members (+9%): 1.3m Paid Members (+7%)

Paid Membership Counts

	Q2 2021	Q2 2022	
U.S.			
Insurance Member	430,337	454,388	
Insurance + HDC	609,721	653,095	
HDC Standalone	26,450	29,844	
Total U.S. Paid Member Count	**1,066,508**	**1,137,327**	
Canada			
Insurance Member	78,854	81,768	
Insurance + HDC	51,914	57,109	
HDC Standalone	2,322	2,777	
Total Canada Paid Member Count	**133,090**	**141,654**	
Total			
Insurance Member	**509,191**	**536,156**	
Insurance + HDC	661,635	710,204	
HDC Standalone	28,772	32,621	
Total HDC Paid Member Count	**690,407**	**742,825**	8% growth
Total Paid Member Count	**1,199,598**	**1,278,981**	7% growth

Paid Member Count

Individuals who have an in-force insurance policy plus HDC membership as of a specified point in time.

HDC Paid Member Count

HDC standalone plus insurance + HDC. A customer with an active/in-force paying HDC membership that has full access to HDC benefits as of a specified point in time.

Guest Membership Counts

	Q2 2021	Q2 2022
U.S.	1,041,965	1,158,944
Canada	70,783	77,139
Total Guest Member Count	**1,112,748**	**1,236,083**

Guest Member

An individual who has created an on-line profile by providing email, establishing a password, and verifying email.

Total Members

		Q2 2021	Q2 2022
	U.S.	2,108,473	2,296,271
	Canada	203,873	218,793
9% growth	**Total Member Count**	**2,312,346**	**2,515,064**

Total Members

Paid member count plus guest member count.

HAGERTY Q2 2022 | 20

RECONCILIATION OF NON-GAAP METRICS

Net Income (Loss) to Adjusted EBITDA

IN THOUSANDS	Q2 2021	Q2 2022	YTD 2021	YTD 2022
Net Income (Loss)	**$12,503**	**($5,543)**	**$5,652**	**$10,323**
Interest and Other (Income) Expense	187	353	624	1,037
Income Tax Expense	1,584	2,138	2,902	4,168
Depreciation and Amortization	5,025	8,300	9,396	15,447
Changes in Fair Value of Warrant Liabilities	-	5,400	-	(26,286)
Stock-based Compensation Expense	-	4,307	-	4,307
Net (Gain) Loss From Asset Disposals	-	-	1,764	-
Other Non-Recurring (Gains) Losses [1]	-	1,110	-	1,110
Adjusted EBITDA	**$19,299**	**$16,065**	**$20,338**	**$10,106**

(1) Other non-recurring (gains) losses relates to severance expense recognized in the three months ended June 30, 2022.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) (the most directly comparable GAAP measure) before interest, income taxes, and depreciation and amortization (EBITDA), adjusted to exclude changes in fair value of warrant liabilities, gains and losses from asset disposals and certain other non-recurring gains and losses. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

Our management uses Adjusted EBITDA: as a measurement of operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; to evaluate the performance and effectiveness of our operational strategies; to evaluate our capacity to expand our business; as a performance factor in measuring performance under our executive compensation plan; and as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

By providing this non-GAAP financial measure, together with a reconciliation to the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our condensed consolidated financial statements as indicators of financial performance. Some of these limitations include: Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt; Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes; and although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures does not reflect any cash requirements for such replacements; and other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Due to these limitations, Adjusted EBITDA should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our condensed consolidated financial statements as indicators of financial performance.

HAGERTY Q2 2022 | 21

RECONCILIATION OF NON-GAAP METRICS

Operating Income (Loss) to Contribution Margin

IN DOLLARS

	Q2 2021	% of Total Revenue	Q2 2022	% of Total Revenue	YTD 2021	% of Total Revenue	YTD 2022	% of Total Revenue
Total Revenue	**$167,409,450**	**100%**	**$206,016,551**	**100%**	**296,609,214**	**100%**	**$373,828,194**	**100%**
Less: Total Operating Expense	153,135,870	91%	203,629,608	99%	287,431,336	97%	384,445,181	103%
Operating Income (Loss)	**14,273,580**	**9%**	**2,386,943**	**1%**	**9,177,879**	**3%**	**(10,616,987)**	**-3%**
Add: Fixed Operating Expenses	39,192,315	23%	58,644,478	28%	75,368,052	25%	108,794,840	29%
Contribution Margin[1]	**$53,465,895**	**32%**	**$61,031,421**	**30%**	**$84,545,931**	**29%**	**$98,177,853**	**26%**

(1) Decrease in contribution margin percentage primarily driven by increase in Hagerty Re quota share.

Contribution Margin and Contribution Margin Ratio

We define Contribution Margin as total revenue less operating expense adding back our fixed operating expenses such as depreciation and amortization, general and administrative costs and shared service salaries and benefits expenses. We define Contribution Margin Ratio as Contribution Margin divided by total revenue. We present Contribution Margin and Contribution Margin Ratio because we consider them to be important supplemental measures of our performance and believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results.

We caution investors that Contribution Margin and Contribution Margin Ratio are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and that Contribution Margin and Contribution Margin Ratio, as we define them, may be defined or calculated differently by other companies. In addition, both Contribution Margin and Contribution Margin Ratio have limitations as analytical tools because they exclude certain significant recurring expenses of our business.

Our management uses Contribution Margin and Contribution Margin Ratio to: analyze the relationship between cost, volume and profit as revenue grows; measure how much profit is earned for any product or service sold; and measure how different management actions could affect the Company's total revenue and related cost levels.

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RECONCILIATION OF NON-GAAP METRICS

Basis Earnings (Loss) Per Share to Adjusted Earnings Per Share

IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS	Q2 2022	YTD Q2 2022
Net income (Loss) attributable to controlling interest[1]	($5,536)	$21,971
Net income (Loss) attributable to non-controlling interest	($7)	($11,648)
Consolidated net income (Loss)[2]	($5,543)	$10,323
Weighted-average shares of Class A Common Stock outstanding: Basic[1]	82,452	82,443
Potentially dilutive shares outstanding:		
Class V Common Stock outstanding	215,034	251,034
Warrants outstanding	19,484	19,484
Unvested stock-based compensation awards	6,851	6,851
Potentially dilutive shares outstanding	277,369	277,369
Fully dilutive shares outstanding[2]	359,821	359,812
Basic Earnings (Loss) per Share[1]	($0.07)	$0.27
Adjusted EPS (Loss) per Share[2]	($0.02)	$0.03

(1) Numerator and Denominator of the GAAP measure Basic EPS (Net income (loss) attributable to controlling interest / Weighted-average shares of Class A Common Stock outstanding)
(2) Numerator and Denominator of the non-GAAP measure Adjusted EPS (consolidated net income (loss) / Fully dilutive shares outstanding)

Adjusted EPS

We define Adjusted Earnings (Loss) Per Share ("Adjusted EPS") as consolidated Net income (loss) that is attributable to both our controlling and non-controlling interest. Adjusted EPS for the three and six months ended June 30, 2022 includes both our controlling and non-controlling interest net income (loss) of $(5.5) million and $10.3 million, respectively, divided by the outstanding and potentially dilutive shares of Hagerty, Inc. (359.8 million shares) which includes (1) the weighted-average issued and outstanding shares of Class A Common Stock, (2) all issued and outstanding shares of Class V Common Stock, (3) all unexercised warrants and (4) all unvested stock-based compensation awards.

The most directly comparable GAAP measure is basic earnings per share ("Basic EPS"), which is calculated as Net income (loss) attributable to only controlling interest in Hagerty, Inc. Basic EPS for the three and six months ended June 30, 2022 includes Net income (loss) attributable to only controlling interest of $(5.5) million and $22.0 million, respectively, divided by the weighted-average issued and outstanding shares of Class A Common Stock (82.5 million and 82.4 million shares, respectively).

In accordance with ASC 260, for periods in which we report a net loss to stockholders, diluted EPS would be the same as Basic EPS, because dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. As a result, in periods where we report a net loss attributable to controlling interest, such as during the year ended December 31, 2021, EPS did not need to be differentiated between basic or diluted EPS because both basic and diluted EPS were the same. In periods where we report net income attributable to controlling interest, such as the three months ended March 31, 2022, we believe that Basic EPS is the most comparable GAAP measure to Adjusted EPS.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share. We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by investors and securities analysts in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated net loss (which includes our controlling and non-controlling interest) with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated basis. Our management uses Adjusted EPS: as a measurement of operating performance of our business on a fully consolidated basis; to evaluate the performance and effectiveness of our operational strategies; to evaluate our capacity to expand our business; and as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

HAGERTY Q2 2022 | 23

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